As filed with the Securities and Exchange Commission on November 24, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARKETAXESS HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	140 Broadway, 42nd Floor	52-2230784
(State or Other Jurisdiction of	New York, New York	(I.R.S. Employer
Incorporation or Organization)	(212) 813-6000	Identification Number)
(Address, Including Zip Code,
and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Richard M. McVey
Chief Executive Officer
MarketAxess Holdings Inc.
140 Broadway, 42nd Floor
New York, NY 10005
(212) 813-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:
Adam Kansler, Esq.
Ori Solomon, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Telephone: (212) 969-3000
     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling securityholders shall determine.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered	Registered	Per Share	Price	Fee
Common Stock, par value $0.003 per share	4,200,000 (1)	$4.85 (2)	$20,370,000 (2)	$801

(1)	All of the shares of common stock offered hereby are for the account of selling securityholders.

(2)	Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock on the NASDAQ Global Select Market on November 20, 2008.
          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

SUBJECT TO COMPLETION, DATED November 24, 2008

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
4,200,000 Shares
Common Stock
     This prospectus relates to the resale of up to 4,200,000 shares of common stock of MarketAxess Holdings Inc. that may be offered and sold from time to time by selling securityholders. We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
     The selling securityholders may offer their shares from time to time through public or private transactions, including, without limitation, through any means described in the section hereof entitled “Plan of Distribution,” at prevailing market prices or at privately negotiated prices. The timing and amount of any sale are within the sole discretion of the selling securityholders. The selling securityholders may make sales directly to purchasers, through brokers, agents, dealers or underwriters, or through a combination of these methods. The selling securityholders will bear all commissions and other compensation, if any, paid in connection with the sale of their shares.
     Our common stock is listed on the NASDAQ Global Select Market under the symbol “MKTX.” On November 21, 2008, the closing sale price on the NASDAQ Global Select Market of our common stock was $5.44 per share.

Investing in our common stock involves risks.
See “Risk Factors” beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [     ], 2008.

     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the shares of common stock that the selling securityholders may offer hereunder. Each time the selling securityholders use this prospectus to offer shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the names of the selling securityholders. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information contained in this prospectus and in any prospectus supplements. We have not, and the selling securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus and in any prospectus supplements. The selling securityholders are not making an offer to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is complete and accurate as of the date of this prospectus, but the information may have changed since that date.
     Unless the context otherwise indicates, references in this prospectus to the terms “MarketAxess,” “we,” “our” and “us” refer to MarketAxess Holdings Inc. and its subsidiaries.
     Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. MarketAxess® name and logo, Auto-Spotting®, BondLink®, Actives®, FrontPage® and DealerAxess® are some of our registered trademarks. We also have a number of other registered trademarks, service mark applications and trademark applications related to our products that we refer to throughout this prospectus. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

PROSPECTUS SUMMARY
     This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus, before making an investment decision.
     Throughout this prospectus, we refer to our audited fiscal years ended December 31, 2007, 2006 and 2005 as our 2007, 2006 and 2005 fiscal years, respectively.
Our Business
     MarketAxess operates one of the leading platforms for the electronic trading of corporate bonds and certain other types of fixed-income securities. Through our platform, 648 active institutional investor client firms (firms that executed at least one trade in U.S. or European fixed income securities through our electronic trading platform between October 2007 and September 2008) can access the aggregate liquidity provided by the collective interest of our 49 broker-dealer clients in buying or selling bonds through our platform. Our active institutional investor clients include investment advisers, mutual funds, insurance companies, public and private pension funds, bank portfolios and hedge funds. Our DealerAxess® trading service allows dealers to trade fixed-income securities and credit default swaps with each other on our platform. Through our Corporate BondTicker™ service, we provide fixed-income market data, analytics and compliance tools that help our clients make trading decisions. In addition, through our subsidiary, MarketAxess Technologies Inc., we provide FIX (Financial Information Exchange) message management tools, connectivity solutions and ancillary technology services that facilitate the electronic communication of order information between trading counterparties. Our revenues are primarily generated from the trading of U.S. and European high-grade corporate bonds.
     Our multi-dealer request for quote (“RFQ”) trading platform allows our institutional investor clients to simultaneously request competing, executable bids or offers from our broker-dealer clients and execute trades with the broker-dealer of their choice from among those that choose to respond. We offer our broker-dealer clients a solution that enables them to efficiently reach our institutional investor clients for the distribution and trading of bonds. In addition to U.S. high-grade corporate bonds, European high-grade corporate bonds and emerging markets bonds, including both investment-grade and non-investment grade debt, we also offer our clients the ability to trade crossover and high-yield bonds, agency bonds and credit default swaps (“CDS”). Our DealerAxess® anonymous cross-matching trading service allows dealers to trade fixed-income securities and credit default swaps with each other on our platform. Although DealerAxess® is a completely segregated trading platform, it shares the same core technology as our client-to-dealer platform. MarketAxess Corporation, our U.S. subsidiary, acts as intermediary on a riskless principal basis in bond transactions between broker-dealer clients by serving as counterparty to the two broker-dealer clients involved. CDS transactions are conducted on the DealerAxess® platform on a name give-up basis and are directly settled between the two trading counterparties.
     The majority of our revenues are derived from monthly distribution fees and commissions for trades executed on our platform that are billed to our broker-dealer clients on a monthly basis. We also derive revenues from information and user access fees, investment income, technology products and services and other income. Our expenses consist of employee compensation and benefits, depreciation and amortization, technology and communication expenses, professional and consulting fees, occupancy, marketing and advertising and general and administrative expenses.

     Our principal executive offices are located at 140 Broadway, 42nd Floor, New York, New York 10005. Our telephone number is (212) 813-6000.
     The address of our website is www.marketaxess.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS
     An investment in our common stock involves a high degree of risk. You should consider carefully the risks described below and the specific risks set forth under the caption “Risk Factors” in our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, together with the other information contained in this prospectus or incorporated by reference in this prospectus, before deciding to invest in our common stock. These risks could have a material and adverse impact on our business, results of operations and financial condition. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.
Risks Related to Our Common Stock and this Offering
Market volatility may cause our stock price and the value of your investment to decline.
          The market price of our common stock may be significantly affected by volatility in the markets in general. The market price of our common stock likely will continue to fluctuate in response to factors including the following:
•	the other risk factors described in or incorporated by reference into this prospectus;

•	prevailing interest rates;

•	the market for similar securities;

•	additional issuances of common stock;

•	general economic conditions; and

•	our financial condition, performance and prospects, including our ability or inability to meet analyst expectations.
Most of these factors are beyond our control. In addition, the stock markets in general, including the NASDAQ Global Select Market, have experienced and continue to experience significant price and volume fluctuations. These fluctuations have resulted in volatility in the market prices of securities for companies such as ours that often has been unrelated or disproportionate to changes in the operating performance of the affected companies. These broad market and industry fluctuations may affect adversely the market price of our common stock regardless of our operating performance.
Holders of our common stock will experience dilution of their ownership interests due to registration for resale of the common stock issuable upon conversion and/or exercise of securities held by the selling securityholders and any future issuance of additional shares of our common stock.
          We are registering for resale 4,200,000 shares of our common stock, including 3,500,000 shares that are issuable upon conversion of our Series B Preferred Stock and 700,000 shares that are issuable upon exercise of the Warrants. We may also in the future issue additional shares of our authorized and unissued common stock in connection with future acquisitions, future private placements of our securities for capital raising purposes, or for other business purposes, all of which would result in the dilution of the ownership interests of holders of our common stock. Issuance of additional shares of common stock also may create downward pressure on the trading price of our existing common stock that may in turn require us to issue additional shares to raise funds through sale of our securities. This would dilute further the ownership interests of holders of our common stock.
The selling securityholders could sell large blocks of securities under this prospectus, which could cause the price of our common stock to decline.
          The selling securityholders may sell all or any portion of their securities in the public market through any means described in the section hereof entitled “Plan of Distribution.” Sale of substantial amounts of common stock by the selling securityholders or the perception that those sales could occur may affect adversely the market price of our common stock.
We do not expect to pay any dividends on our common stock for the foreseeable future.
          We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Accordingly, investors must rely on sale of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

If securities analysts do not publish research or reports about our business or if they downgrade our common stock, the price of our common stock could decline.
          The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If one or more analysts who cover us downgrade our stock, our stock price could decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.
Provisions in our stockholders rights plan, amended and restated certificate of incorporation, amended and restated bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management, and therefore, depress the trading price of our common stock.
          Our Board of Directors has adopted a stockholders rights plan, commonly referred to as a “poison pill.” This plan entitles existing stockholders to rights, including the right to purchase shares of common stock, in the event of an acquisition of 20% or more of our outstanding common stock. Our stockholders rights plan could prevent stockholders from profiting from an increase in the market value of their shares as a result of a change of control of us by delaying or preventing a change of control.
          In addition, provisions of our charter documents and bylaws may make it substantially more difficult for a third party to acquire control of us and may prevent changes in our management, including provisions that:
•	prevent stockholders from calling special meetings;

•	allow the directors to amend the bylaws without stockholder approval; and

•	set forth procedures for nominating directors and submitting proposals for consideration at stockholders’ meetings.
          Provisions of Delaware law may also inhibit potential acquisition bids for us or prevent us from engaging in business combinations. In addition, we have severance agreements with several employees and a change of control severance plan that could require an acquiror to pay a higher price. Either collectively or individually, these provisions may prevent holders of our common stock from benefiting from what they may believe are the positive aspects of acquisitions and takeovers, including the potential realization of a higher rate of return on their investment from these types of transactions.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference herein contain forward-looking statements, in accordance with Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current estimates, expectations and projections about future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions and assumptions and other statements that are not historical facts. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, certain statements in the sections entitled “Prospectus Summary” and “Risk Factors.”
     Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in this prospectus. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of each quarter or the year. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual future events or results may differ, perhaps materially, from those contained in the projections or forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this report, particularly in the section entitled “Risk Factors” in this prospectus.

USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares of common stock offered and sold pursuant to this prospectus. The selling securityholders will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will bear all other costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, including up to $25,000 for the fees and expenses of one counsel to the selling securityholders in connection with the registration of their shares.
SELLING SECURITYHOLDERS
     We originally issued (i) an aggregate of 35,000 shares of Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), which are initially convertible into an aggregate of 3,500,000 shares of common stock and (ii) warrants (the “Warrants”) to purchase an aggregate of 700,000 shares of common stock, in a private placement to TCV VI, L.P. (“TCV VI”) and TCV Member Fund, L.P. (“TCV Member Fund”), or the selling securityholders, in two tranches on June 3, 2008 and July 14, 2008.
     Robert Trudeau, a director of MarketAxess, is a member of Technology Crossover Management VI, L.L.C. (“TCM VI”), which is a general partner of TCV Member Fund and the sole general partner of TCV VI. The investment activities of TCM VI are managed by Mr. Trudeau and five other individuals (collectively, the “TCM Members”) who share voting and dispositive power with respect to the shares beneficially owned by TCV VI and TCV Member Fund. TCM VI and the TCM Members have disclaimed beneficial ownership of these shares except to the extent of their pecuniary interest in them.
     The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the offered securities listed in the table below and any and all of the shares of common stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, as well as the pledgees, donees, assignees, transferees, distributees, successors and others who later hold any of the selling securityholders’ interests.
     The table below sets forth the name of each of the selling securityholders, the number of shares of common stock that the Series B Preferred Stock is convertible into that may be offered pursuant to this prospectus by each selling securityholder, the number of shares of common stock that may be purchased under the Warrants by each selling securityholder, the number of shares of our common stock beneficially owned by such securityholders and the number that may be offered pursuant to this prospectus. In the below table, the number of shares of our common stock that may be offered pursuant to this prospectus is calculated based on the initial conversion rate of 100 shares of common stock per share of Series B Preferred Stock. The number of shares of common stock into which the Series B Preferred Stock is convertible and the number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the Series B Preferred Stock, the number of shares of common stock issuable upon exercise of the Warrants and the number of shares beneficially owned and offered by the selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the below table.
     The information set forth below is based on information provided by or on behalf of the selling securityholders prior to the date hereof. Information concerning the selling securityholders may change from time to time. The selling securityholders may from time to time offer and sell any or all of the securities under this prospectus. Because the selling securityholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling securityholders will hold upon consummation of any such sales. In addition, since the date on which the selling securityholders provided this information to us, such selling securityholders may have sold, transferred or otherwise disposed of all or a portion of the offered securities.
     Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the selling securityholders has or within the last three years has had any position, office, contract, arrangement, understanding or other material relationship (legal or otherwise) with us or any of our affiliates.

	Ownership of Shares Prior to Offering			Ownership After Offering
			Number of shares
	Number of shares		being offered for sale	Number of shares
	beneficially owned		in this offering (3)	beneficially owned (4)	Percentage
TCV VI, L.P.	4,167,182.5983	(1) (5)	4,167,182.5983	0	*
TCV Member Fund, L.P.	32,817.4017	(2) (5)	32,817.4017	0	*

*	Less than 1%

(1)	Includes (i) 3,472,652.5983 shares of common stock issuable upon conversion of the Series B Preferred Stock, assuming conversion of all of the selling securityholder’s Series B Preferred Stock at an initial conversion rate of 100 shares of common stock per share of Series B Preferred Stock, and (ii) 694,530 shares of common stock issuable upon exercise of the Warrants, assuming exercise of all of the selling securityholder’s Warrants at an initial exercise price of $10.00 per share, each of which is subject to adjustment, plus cash in lieu of fractional shares, subject to certain anti-dilution adjustments.

(2)	Includes (i) 27,347.4017 shares of common stock issuable upon conversion of the Series B Preferred Stock, assuming conversion of all of the selling securityholder’s Series B Preferred Stock at an initial conversion rate of 100 shares of common stock per share of Series B Preferred Stock, and (ii) 5,470 shares of common stock issuable upon exercise of the Warrants, assuming exercise of all of the selling securityholder’s Warrants at an initial exercise price of $10.00 per share, each of which is subject to adjustment, plus cash in lieu of fractional shares, subject to certain anti-dilution adjustments.

(3)	Unless otherwise indicated, the selling securityholders may offer any or all of the common stock issuable upon conversion of the Series B Preferred Stock, the common stock issuable upon exercise of the Warrants, and the common stock each beneficially owns.

(4)	Assumes that (i) all of the Warrants are exercised for shares of common stock and sold, (ii) all of the Series B Preferred Stock are converted into shares of common stock and sold and (iii) the selling securityholder acquires no additional shares of common stock before completion of this offering.

(5)	Robert Trudeau, a director of MarketAxess, is a member of TCM VI, which is a general partner of TCV Member Fund and the sole general partner of TCV VI. The investment activities of TCM VI are managed by the TCM Members who share voting and dispositive power with respect to the shares beneficially owned by TCV VI and TCV Member Fund. TCM VI and the TCM Members have disclaimed beneficial ownership of these shares except to the extent of their pecuniary interest in them.
PLAN OF DISTRIBUTION
     The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
     The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby.
     The selling securityholders may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling securityholders may sell shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:
•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

•	short sales or transactions to cover short sales relating to the shares;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.
     A selling stockholder may also resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.
     The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
     In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell shares short and redeliver shares to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.
     To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling securityholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:
•	the number of shares of common stock offered;

•	the price of such shares of common stock;

•	the proceeds to the selling securityholders from the sale of such shares;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.
     The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase shares of common stock from the selling securityholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.
     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.
     In connection with sales of our common stock covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling securityholders may be deemed to be “underwriters” under the Securities Act, the selling securityholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Global Select Market in accordance with Rule 153 under the Securities Act.
     We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.
     The selling securityholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of our common stock by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. These restrictions may affect the marketability of such shares.
     In order to comply with applicable securities laws of some states, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any shares of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
     In connection with an offering of common stock under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock offered under this prospectus. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NASDAQ Global Select Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS
     The validity of the shares of common stock offered by this prospectus will be passed upon for us by Proskauer Rose LLP, New York, New York.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, located at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with, or furnished to, the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the three-month period ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our Current Reports on Form 8-K filed on March 6, 2008, March 28, 2008, May 16, 2008, June 3, 2008, and July 17, 2008; and

•	the description of our common stock in our Registration Statement on Form S-1 (File No. 333-112718) under Section 12(b) of the Exchange Act.
     In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of filing of this registration statement and prior to effectiveness of this registration statement or (2) before the offering of the common stock offered hereby is completed shall be deemed to be incorporated by reference into this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph (included in our Definitive Proxy Statement), or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
     We will provide to you at no cost a copy of any or all of the information incorporated by reference into this prospectus. You may make a request for a copy of this information in writing or by telephone. Requests should be directed to:
MarketAxess Holdings Inc.
Attention: Investor Relations Department
140 Broadway, 42nd Floor
New York, NY 10005
(212) 813-6000

4,200,000 Shares
Common Stock

PROSPECTUS

[__ ____], 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The expenses in connection with the issuance and distribution of the common stock being registered under the prospectus are listed below (all amounts other than SEC registration fee are estimated). We will pay all costs, expenses and fees in connection with the registration of the shares. The selling securityholders will pay all brokerage commissions, underwriting discounts, commissions, transfer taxes and other similar selling expenses, if any, associated with the sale of the shares of common stock by them, which are not listed below.

Securities and Exchange Commission registration fee	$801
Legal fees and expenses	25,000
State “blue sky” fees and expenses	2,500
Accounting fees and expenses	5,000
Printing and engraving costs	5,000
Transfer agent’s fees and expenses	2,500
Miscellaneous	9,199
Total	$50,000
Item 15. Indemnification of Directors and Officers.
     The registrant’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (the “DGCL”), the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. Under the DGCL, the directors have a fiduciary duty to the registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director’s duty of loyalty to the registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The registrant has obtained liability insurance for its officers and directors.
     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
     We have also entered into agreements to indemnify our directors, in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation. We believe that these agreements are necessary to attract and retain qualified directors.
     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate or the aforementioned indemnification agreements. The registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 16. Exhibits.

Exhibit
Number	Description of Exhibit
1.1 #	Underwriting Agreement
4.1*	Specimen Common Stock Certificate
4.2**	Provisions defining the rights of holders of common stock in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
5.1	Opinion of Proskauer Rose LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (see signature page to this registration statement)

#	If an underwriting agreement is utilized, it will be filed by amendment or by a current report on Form 8-K pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

*	Incorporated by reference to the identically numbered exhibit in the Registrant’s Registration Statement on Form S-1, registration number 333-112718 (the “Form S-1”).

**	Incorporated by reference to exhibits 3.2 and 3.4, respectively, in the Form S-1.
Item 17. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),

(vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 24, 2008.

MARKETAXESS HOLDINGS INC.
By:	/s/ Richard M. McVey
	Name:	Richard M. McVey
	Title:	Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY
     We, the undersigned directors and/or officers of MarketAxess Holdings Inc. (the “Company”), hereby severally constitute and appoint Richard M. McVey, James N.B. Rucker and Charles R. Hood and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2008.

Signature	Title(s)

/s/ Richard M. McVey	Chief Executive Officer and Chairman of the Board
Richard M. McVey	(Principal Executive Officer)

/s/ T. Kelley Millet	President and Director
T. Kelley Millet

/s/ James N.B. Rucker	Chief Financial Officer
James N.B. Rucker	(Principal Financial and Accounting Officer)

/s/ Roger Burkhardt	Director
Roger Burkhardt

/s/ Stephen P. Casper	Director
Stephen P. Casper

/s/ David G. Gomach	Director
David G. Gomach

/s/ Carlos Hernandez	Director
Carlos Hernandez

Signature	Title(s)

/s/ Ronald M. Hersch	Director
Ronald M. Hersch

/s/ Jerome S. Markowitz	Director
Jerome S. Markowtiz

/s/ Nicholas S. Rohatyn	Director
Nicholas S. Rohatyn

/s/ John Steinhardt	Director
John Steinhardt

/s/ Robert W. Trudeau	Director
Robert W. Trudeau

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
1.1 #	Underwriting Agreement
4.1*	Specimen Common Stock Certificate
4.2**	Provisions defining the rights of holders of common stock in the Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
5.1	Opinion of Proskauer Rose LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (see signature page to this registration statement)

#	If an underwriting agreement is utilized, it will be filed by amendment or by a current report on Form 8-K pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

*	Incorporated by reference to the identically numbered exhibit in the Registrant’s Registration Statement on Form S-1, registration number 333-112718 (the “Form S-1”).

**	Incorporated by reference to exhibits 3.2 and 3.4, respectively, in the Form S-1.